UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 7, 2008
Date of Report
(Date of earliest event reported)

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9750	38-2478409
(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY 10021
(Address of principal executive offices)

(212) 606-7000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 30, 2008, Sotheby’s (or, the “Company”) appointed Bruno Vinciguerra as its Chief Operating Officer. In addition to being responsible for the Company’s global business development initiatives, Mr. Vinciguerra will now also oversee the Company’s worldwide auction business. Prior to his appointment as Chief Operating Officer, Mr. Vinciguerra served as the Company’s Director of Global Business Development and Director of New Initiatives, and has been employed by the Company since January 2007. As part of his hiring in January 2007, Mr. Vinciguerra entered into a severance agreement (the “Severance Agreement”), the terms of which remain effective through December 31, 2008. This Severance Agreement was filed as Exhibit 10.1 to the Company’s First Quarter Form 10-Q for 2007.

Prior to joining Sotheby’s, Mr. Vinciguerra previously served as the General Manager of Dell Western Europe from 2003 to 2006 and as the General Manager of Dell Southern Europe from 2000 to 2003. From 1998 to 2000, he was Senior Vice President, Strategic Planning of The Walt Disney Company. From 1994 to 1997, he was a vice president and partner of Bain and Co., where he had been employed since 1986.

Date: July 7, 2008	SOTHEBY’S

	By: /s/	Kevin M. Delaney
	Name:	Kevin M. Delaney
	Title:	Senior Vice President, Corporate Controller and
Chief Accounting Officer